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                                                                    EXHIBIT 10.2


                        FIRST NATIONAL BANK OF PONTOTOC

                              EXECUTIVE AGREEMENT
                              -------------------

     THIS AGREEMENT (the "Agreement") is made and entered into by and between FIRST NATIONAL BANK OF PONTOTOC, a financial institution organized and existing under the laws of the United States (the "Bank"), and LARRY RUSSELL (the "Executive"), to be effective as of November 20, 1996;

     WHEREAS, the Executive is presently employed by the Bank as Executive Vice President;

     WHEREAS, the Bank now desires to retain the services of the Executive by providing certain assurances if the Executive's employment with the Bank is terminated under the circumstances set forth in this Agreement;

     WHEREAS, the Board of Directors of the Bank has determined that it is in the best interests of the Bank and its shareholders to reorganize the Bank as a subsidiary of a corporation that will be registered as a bank holding company under the Federal Bank Holding Company Act of 1956 (the "Holding Company");

     NOW, THEREFORE, effective as of November 20, 1996, the Bank and the Executive agree to the following terms and conditions:

                                   SECTION I
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                                  DEFINITIONS
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     1.1  "Change in Duties" means the occurrence of one of the following events in connection with a Change in Control:

     a. A diminution in the nature or scope of the Executive's authorities or duties, a change in his reporting responsibilities or titles or the assignment of the Executive to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such assignment;

     b. A reduction in the Executive's compensation during the Covered Period. For this purpose, "compensation" means the fair market value of all remuneration paid to the Executive by the Employer during the immediately preceding calendar year, including, without limitation, deferred compensation, stock options and other forms of incentive compensation awards, coverage under any employee benefit plan (such as a pension, thrift, medical, dental, life insurance or long-term disability plan) and other perquisites;
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     c. The transfer of the Executive to a location requiring a change in his residence or a material increase in the amount of travel ordinarily required of the Executive in the performance of his duties; or

     d. A good faith determination by the Executive that his position, duties, responsibilities or status has been affected, whether directly or indirectly, in any manner which prohibits the effective discharge of any such duties or responsibilities.

     1.2  "Change in Control" means and shall be deemed to have occurred if:

     a. Any "person," including any "group," determined in accordance with
        Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of securities of the Bank (or the Holding Company, as the case may be) representing 25% or more of the combined voting power of the Bank's (or the Holding Company's, as the case may be) then outstanding securities, without the approval, recommendation, or support of the Board of Directors of the Bank (or the Holding Company, as the case may be) as constituted immediately prior to such acquisition;

     b. Either of the Bank or the Holding Company is merged into another corporate entity or consolidated with one or more corporations, other than a wholly-owned subsidiary of the Holding Company, and other than the transaction in which the Holding Company is formed;

     c. A change in the members of the Board of Directors of the Bank (or the Holding Company, as the case may be) which results in the exclusion of a majority of the "continuing board." For this purpose, the term "continuing board" means the members of the Board of Directors of the Bank, determined as of the date on which this Agreement is executed and subsequent members of such board who are elected by or on the recommendation of a majority of such "continuing board"; or

     d. The sale or other disposition of all or substantially all of the stock or the assets of the Bank (or the Holding Company, as the case may be), or any successor corporation thereto.

     1.3 "Company" means the Bank and the Holding Company, once it becomes the holding company of the Bank.

     1.4 "Covered Period" means the one-year period immediately preceding and the five-year period immediately following the occurrence of a Change in Control.

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   1.5  "Employer" means the Bank, the Holding Company or both, as the case may be.

   1.6 "Severance Amount" means 300% of the Executive's "annual salary." For this purpose, "annual salary" means the average of all compensation paid to the Executive by the Company which is includable in the Executive's gross income for the highest 3 of the 5 calendar years immediately preceding the calendar year in which a Change in Control occurs, including the amount of any compensation which the Executive elected to defer under any plan or arrangement of the Company with respect to such years. If the Executive has been employed less than 5 years prior to the calendar year in which a Change in Control occurs, "annual salary" shall be determined by averaging the compensation (as defined in the preceding sentence) for the Executive's actual period of employment. Further, if the Executive has been employed less than 12 months prior to the occurrence of a Change in Control, the actual compensation of the Executive shall be annualized for purposes of this Section 1.6. In the event of a dispute between the Executive and the Company, the determination of the "annual salary" shall be made by an independent public accounting firm agreed upon by the Executive and the Company.

   1.7 "Termination" or "Terminated" means (a) termination of the employment of the Executive with the Employer for any reason, other than cause, or (b) the resignation of the Executive following a Change in Duties. In no event, however, shall the Executive's voluntary separation from service with the Employer on account of death, disability, or resignation on or after the attainment of the normal retirement age specified in any qualified employee benefit plan maintained by the Employer constitute a Termination. For purposes of determining whether a Termination has occurred, "cause" means fraud, misappropriation of or intentional material damage to the property or business of the Employer or the commission of a felony by the Executive.

                                  SECTION II
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                      TERMINATION RIGHTS AND OBLIGATIONS
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   2.1  Severance Awards.  If the Executive's employment is Terminated during the Covered Period, then no later than 30 days after the later of (a) the date of such Termination, or (b) the occurrence of a Change in Control, the Company shall:

   a.   Pay to the Executive the Severance Amount;

   b. Transfer to the Executive the ownership of all club memberships, automobiles and other perquisites which were assigned to the Executive as of the day immediately preceding such Termination;

   c. In accordance with Section 2.2 hereof, provide for the benefit of the Executive, his spouse, and his dependents, if any, coverage under the plans, policies or programs (as the same may be amended from time to time)

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          maintained by the Company for the purpose of providing medical benefits and life insurance to other executives of the Company with comparable duties; provided, however, that in no event shall the coverage provided under this paragraph be substantially less than the coverage provided to the Executive as of the date immediately preceding a Termination;

     d. Pay to the Executive an amount equal to the contributions by the Company to the First National Bank Employee Profit Sharing Plan, or a successor arrangement, that would have been made for the lesser of (i) 3 years following the date of Termination, or (ii) the number of years until the Executive's normal retirement age under such plan;

     e. Pay to the Executive the amount to which the Executive would be entitled under the annual First National Bank Performance Plan, or a successor thereto, for the calendar year in which a Change in Control occurs, determined as if all performance goals applicable to the Company and the Executive were achieved.

     2.2 Special Rules Governing Group Benefits. Coverage under Section 2.1c, hereof, shall (a) commence as of the later of the date of Termination or the occurrence of a Change in Control, and (b) end as of the earlier of the Executive's coverage under Medicare Part B or the date on which the Executive is covered under group plans providing substantially similar benefits maintained by another employer. For this purpose, the Company shall provide coverage during any period in which the payment of benefits is limited by any form of pre-existing condition clause.

     Coverage under Section 2.1c, hereof, may be provided under a group policy or program maintained by the Company or the Company, in its sole discretion, may acquire or adopt an individual plan, policy or program providing coverage solely for the benefit of the Executive, his spouse, and his dependents, if any.

     If coverage commences as of a Change in Control, the Company shall (a) retroactively reinstate the Executive, his spouse, and dependents, if any, as of the date of Termination, and (b) reimburse to the Executive his cost of obtaining similar coverage for the period commencing on the date of Termination and ending on the occurrence of a Change in Control. As to medical claims incurred during such period, any coverage actually obtained by the Executive shall be designated as the Executive's primary coverage, and the reinstated coverage shall operate as secondary coverage.

     2.3 Other Plans and Agreements. To the maximum extent permitted by law and not withstanding any provision to the contrary contained in any plan, grant, program, contract or other arrangement under which the Executive and the Employer are parties, if the Executive's employment is Terminated during the Covered Period, then any vesting schedule or other restriction on the ownership of any benefits payable to the Executive under the terms

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of any such plan, grant, contract, or arrangement shall be accelerated or lapse, as the case may be.

     Notwithstanding any provision to the contrary contained in any plan, grant, program, contract, or arrangement under which the Executive and the Employer are parties, if the Executive has elected to defer the payment of any benefit under any such plan, grant, contract, or arrangement, then the payment of such benefit shall be accelerated and paid to the Executive in the form of a single-sum no later than 30 days after the Executive's Termination during the Covered Period.

     2.4 Taxes. The Executive shall be responsible for applicable income tax and the Company shall have the right to withhold from any payment made under this Agreement, or to collect as a condition of any payment, any income taxes required by law to be withheld.

     Notwithstanding the preceding paragraph, the Company shall pay any excise tax or similar penalty imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any comparable successor provision, on the Executive as a consequence of any "excess parachute payment" within the meaning of Section 280(g) of the Code (or a comparable successor provision) payable under this Agreement or any plan, grant, program, contract or other arrangement under which the Executive and the Employer are parties, including any and all income taxes due (1) on any such excise tax or similar penalty so paid by the Company and (2) on any income taxes incurred by the Executive for any excise tax, or similar penalty, or income taxes paid on his behalf by the Company. It is the intention of the parties that the burden of any excise tax or similar penalty will be borne entirely by the Company.

     The Executive shall submit to the Company the amount to be paid under this
Section 2.4, together with supporting documentation. If the Executive and the Company disagree as to such amount, an independent public accounting firm agreed upon by the Executive and the Company shall make such determination.

                                  SECTION III
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                                 MISCELLANEOUS
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     3.1  Notices.  Notices and other communication required under this
Agreement shall be made to the Company at 19 South Main Street, Pontotoc, Mississippi 38863, and to each Executive at his regular residence in Pontotoc, Mississippi or, as to each party, at such other address as may be designated by written notice to the other. All such notices and communications shall be effective when deposited in the United States mail, postage prepaid, or delivered to the affected party.

     3.2 Employment Rights. The terms of this Agreement shall not be deemed to confer on the Executive any right to continue in the employ of the Employer for any period or any right to continue his present or any other rate of compensation.

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     3.3  Assignment.  The Executive shall not sell, assign, pledge, transfer or otherwise convey the right to receive any form of payment or benefit provided under the Agreement, except by will or the laws of intestacy.

     3.4 Inurement. This Agreement shall be binding upon and inure to the benefit of the Holding Corporation, the Bank and the Executive and their respective heirs, executors, administrators, successors and assigns.

     3.5 Payment of Expenses. If it is necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of the terms of the Agreement, then the Company shall pay (or the Executive shall be entitled to reimbursement of) reasonable attorneys' fees, costs, and expenses actually incurred, without regard to the final outcome, unless there is no reasonable basis for the Executive's action.

     3.6 Amendment and Termination. The Agreement shall not be amended or terminated by any act of the Company, except as may be expressly agreed upon, in writing, by the Company and the Executive.

     3.7 Nature of Obligation. The Company intends that its obligations hereunder be construed in the nature of severance pay. The Company's obligations under Section 2 are absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any right of offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or others. All amounts payable by the Company hereunder shall be paid without notice or demand.

     3.8 Choice of Law. The Agreement shall be governed and construed in accordance with the laws of the State of Mississippi.

     3.9 No Effect on Other Benefits. Any other compensation paid or benefits provided to the Executive shall be in addition to and not in lieu of the benefits provided to such Executive under this Agreement. Except as may be expressly provided herein, nothing in this Agreement shall be construed as limiting, varying or reducing the provision of any benefit available to the Executive (or to such Executive's estate or other beneficiary) pursuant to any employment agreement, group plan, including any qualified pension or profit-sharing plan, health, disability or life insurance plan, or any other form of agreement or arrangement between the Company and the Executive.

     3.10 Entire Agreement. This Agreement constitutes the entire agreement between the Executive and the Bank (or the Holding Company, as the case may be) and is intended to supersede all prior written or oral understandings with respect to the subject matter of this Agreement.

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     3.11 Invalidity.  If any one or more provisions of this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any manner, then such invalidity, illegality or unenforceability shall not affect any other provision of such Agreement.

     3.12 Mitigation. Notwithstanding any provision of this Agreement to the contrary and to the maximum extent permitted by law, the Executive shall not be subject to any duty to mitigate the severance awards received hereunder by seeking other employment. No severance award received under this Agreement shall be offset by any compensation the Executive receives from future employment, and the Executive shall not be required to perform any service as a condition of this Agreement.

     EXECUTED in multiple counterparts as of the dates set forth below, each of which shall be deemed an original, and effective as of the date first set forth above.

EXECUTIVE                                       FIRST NATIONAL BANK OF
                                                PONTOTOC


/s/ Larry Russell                               By: /s/ Buddy Ross Montgomery
-----------------------------                       ----------------------------
LARRY RUSSELL                                           BUDDY ROSS MONTGOMERY


Date:  November 20, 1996                        Title:  President
     ------------------------                         --------------------------

                                                Date:  November 20, 1996
                                                      --------------------------


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